Overview of Athene’s Corporate Structure April 2023

Disclaimer 2 This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any security of Athene Holding Ltd. (“Athene”). Unless the context requires otherwise, references in this presentation to “Apollo," "AGM" and "AGM HoldCo" refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to “AAM” refer to Apollo Asset Management, Inc., a subsidiary of Apollo Global Management, Inc. This presentation contains, and certain oral statements made by Athene’s representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks, uncertainties and assumptions that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene’s management and the management of Athene’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward looking statements within this presentation include, but are not limited to, benefits to be derived from Athene's capital allocation decisions; the anticipated performance of Athene's portfolio in certain stress or recessionary environments; the performance of Athene's business; general economic conditions; the failure to realize economic benefits from the merger with Apollo; expected future operating results; Athene's liquidity and capital resources; and other non- historical statements. Although Athene management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. For a discussion of other risks and uncertainties related to Athene's forward-looking statements, see its annual report on Form 10-K for the year ended December 31, 2022, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward- looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Information contained herein may include information respecting prior performance of Athene. Information respecting prior performance, while a useful tool, is not necessarily indicative of actual results to be achieved in the future, which is dependent upon many factors, many of which are beyond Athene's control. The information contained herein is not a guarantee of future performance by Athene, and actual outcomes and results may differ materially from any historic, pro forma or projected financial results indicated herein. Certain of the financial information contained herein is unaudited or based on the application of non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. Furthermore, certain financial information is based on estimates of management. These estimates, which are based on the reasonable expectations of management, are subject to change and there can be no assurance that they will prove to be correct. The information contained herein does not purport to be all-inclusive or contain all information that an evaluator may require in order to properly evaluate the business, prospects or value of Athene. Athene does not have any obligation to update this presentation and the information may change at any time without notice. Models that may be contained herein (the “Models”) are being provided for illustrative and discussion purposes only and are not intended to forecast or predict future events. Information provided in the Models may not reflect the most current data and is subject to change. The Models are based on estimates and assumptions that are also subject to change and may be subject to significant business, economic and competitive uncertainties, including numerous uncontrollable market and event driven situations. There is no guarantee that the information presented in the Models is accurate. Actual results may differ materially from those reflected and contemplated in such hypothetical, forward-looking information. Undue reliance should not be placed on such information and investors should not use the Models to make investment decisions. Athene has no duty to update the Models in the future. Certain of the information used in preparing this presentation was obtained from third parties or public sources. No representation or warranty, express or implied, is made or given by or on behalf of Athene or any other person as to the accuracy, completeness or fairness of such information, and no responsibility or liability is accepted for any such information. The contents of any website referenced in this presentation are not incorporated by reference. This document is not intended to be, nor should it be construed or used as, financial, legal, tax, insurance or investment advice. There can be no assurance that Athene will achieve its objectives. Past performance is not indicative of future success. All information is as of the dates indicated herein. For a discussion of other risks and uncertainties related to Athene's forward-looking statements, see its annual report on Form 10-K for the year ended December 31, 2022, which can be found at the SEC’s website at www.sec.gov.

Post-Merger Structure of Apollo Global Management

Apollo is a publicly-traded holding company with two principal subsidiaries, including Athene

APOLLO
GLOBAL MANAGEMENT

Ordinary Shares Publicly Listed via NYSE: APO	4,000+ Employees Globally

ASSET MANAGEMENT

APOLLO
ASSET MANAGEMENT

$548 Billion Assets Under Management	A / A- / A2 Rated by Fitch, S&P, Moody's

- ✓ Series A & B Preferred Shares ($575M, Publicly Listed via NYSE: AAM-PrX[1])
- ✓ Senior and Subordinated Debt Outstanding ($2.775B)

RETIREMENT SERVICES

ATHENE

~$20 Billion Regulatory Capital[2]	A1 / A+ / A+ / A Rated by Moody's, Fitch, S&P, AM Best[3]

- ✓ Series A, B, C, D & E Preferred Shares ($2.9B, Publicly Listed via NYSE: ATH-PX[4])
- ✓ Senior Debt Outstanding ($3.4B)
- ✓ Separate Credit Group
- ✓ Separate SEC Filer

As of December 31, 2022, unless otherwise noted. Please refer to page 30 of this presentation for the definition of Assets Under Management. 1. Apollo's preferred shares are listed on the NYSE as AAM PrA and AAM PrB for the Series A and B shares, respectively. 2. Represents the aggregate capital of Athene's U.S. and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. Excludes the capital attributed to noncontrolling interest in Athene Co-Invest Reinsurance Affiliate ("ACRA"). 3. Represents the financial strength ratings of Athene's primary insurance subsidiaries. Strength ratings are statements of opinions and not statements of facts or recommendations to purchase, hold or sell securities. They do not address the suitability of securities for investment purposes and should not be relied on as investment advice. 4. Athene's depositary shares in respect of its preferred shares are listed on the NYSE as ATH-PA, ATH-PB, ATH-PC, ATH-PD, and ATH-PE for the series A, B, C, D, and E shares, respectively.

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4 Key Takeaways for Athene’s Structure, Subsidiary Capital, and Ratings Note: All figures above are as of 12/31/2022. 1. Gross regulatory capital includes noncontrolling interest in Athene Co-Invest Reinsurance Affiliate (“ACRA”). 2. The consolidated risk-based capital ratio of Athene’s non-US reinsurance and US insurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, including interests in other non-insurance subsidiary holding companies; with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset’s carrying value. • Post-merger, Apollo Asset Management (AAM) and Athene Holding Ltd. (AHL) maintain separate capital structures, with distinct preferred equity, debt, and credit rating profiles • Athene conducts most of its organic business through U.S.-based subsidiaries with significant reinsurance operations in Bermuda • Athene is very well capitalized, with gross regulatory capital of $24 billion1 supporting $202 billion of gross reserve liabilities, which includes 100% of the liabilities supported by Athene’s strategic sidecar vehicle (ACRA) o $20 billion of regulatory capital supports Athene’s net statutory reserve liabilities, which excludes the 63% noncontrolling interest in ACRA • Athene targets capitalization in excess of both S&P’s ‘AA’ thresholds, and a consolidated RBC ratio of 400%2 • Athene is a full U.S. taxpayer, and is in Bermuda as an efficient means of raising third-party foreign capital • Nearly 80%, or $18.4 billion1, of Athene’s gross regulatory capital is held by its Bermuda insurance subsidiaries, which support all policyholder obligations via reinsurance • Athene operates its Bermuda subsidiaries to substantially similar capital and risk standards as its U.S. subsidiaries • Athene utilizes normal-course reinsurance practices to serve third-party clients, and to pool risk across its insurance subsidiaries • Viewing only U.S. statutory filings shows ~75% of Athene’s assets, but less than 20% of its capital due to capital held in Bermuda

Athene's Key Subsidiaries are in Bermuda, Iowa, and Delaware


ATHENE
Holding Company
Bermuda Insurance Subsidiary
U.S. Insurance Subsidiary
Athene Holding Ltd. ("AHL") Bermuda
Athene Annuity Re Ltd. ("AARe") Bermuda
Athene Annuity & Life Assurance Company ("AADE") Delaware
Athene Annuity and Life Company ("AAIA") Iowa[3]
Athene Life Re Ltd. ("ALRe") Bermuda[1]
~37% economic ownership / 100% voting
Athene Co-Invest Reinsurance Affiliate ("ACRA") Bermuda[2]
Third-Party Investors ("ADIP")
~63% economic ownership by third-party investors
Athene benefits from a strategic capital sidecar (ACRA) that is funded approximately two-thirds by third-party investors (ADIP)
For transparency, and to reflect the fact that Athene backstops all policies ceded to ACRA, Athene consolidates ACRA for GAAP

Note: Simplified organizational structure is shown. A complete organizational structure is available in Schedule Y of Athene's annual U.S. statutory filings, available from SNL Financial and the state insurance regulators. 1. Aside from AARe, ALRe and ACRA, not shown are the Bermudian insurance subsidiaries Athene Life Re International Ltd. and Athene Annuity Re II Ltd. 2. "ACRA" includes Athene Co-Invest Reinsurance Affiliate 1A Ltd, Athene Co-Invest Reinsurance Affiliate LP, Athene Co-Invest Reinsurance Affiliate 1B Ltd. and Athene Co-Invest International Ltd. all in Bermuda. 3. AAIA owns all other U.S. insurance subsidiaries not shown, including Athene Annuity & Life Assurance Company of New York, Athene Life Insurance Company of New York, Structured Annuity Reinsurance Company (Iowa), and Athene Re USA IV, Inc (Vermont).

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Athene Has Many Regulatory Constituencies, Iowa is Group Supervisor

	Key Constituents		Key Deliverables & Disclosures
Athene Holding Ltd.	NYSE Listing Exchange (ATH-P[2])	Big 4 Independent Registered Public Accounting Firm Auditor	• U.S. GAAP SEC reporting (e.g. Form 10-K and 10-Q) • 10-K includes audit by Deloitte • Dedicated quarterly financial supplement posted on investor relations website
U.S. Insurance Subsidiaries	iowa insurance division Iowa is group supervisor for U.S. and Bermuda entities	NAIC National Association of Insurance Commissioners Licensed in all 50 U.S. states	• Regulatory capital ratios • Quarterly U.S. statutory financial statements • Stress scenarios, including cash flow testing • Key reports on investor relations website, on SNL Financial, and from state regulators
Bermuda Insurance Subsidiaries	BMA Bermuda Monetary Authority Bermuda Regulator		• Regulatory capital ratios • Annual and quarterly financial information • Stress scenarios • Key Statutory filing reports on investor relations website and a dedicated website for Athene Life Re
Rated Entities (Incl. Bermuda and U.S. Insurance Companies)	Moody's Investors Service FitchRatings A1 / A+ / A+ / A Rated by Moody's, Fitch, S&P, AM Best[1]	AM Best S&P Global	• Annual and periodic reviews • Capital adequacy testing and stress scenarios • Reports available from the respective rating agency websites (Moody's, S&P, Fitch and AM Best)

1. Represents the financial strength ratings of Athene's primary insurance subsidiaries.

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Why is Athene in Bermuda?

- **Athene is a full U.S. taxpayer** post-merger with Apollo
- Athene's Bermuda presence allows it to **efficiently establish vehicles that provide tax-efficient means for third-party foreign capital to invest in support of insurers**
- Athene's reserving standards are **substantially similar in Bermuda and the U.S.**

Apollo Equity Raised for Life Insurance Industry by Domicile



$0.5B
4%
$13.4B
96%
~$14B
Bermuda
Rest of World

Compares to >90% of global industry alternative capital raised in Bermuda[1]

Bermuda Entities are Well Capitalized and Transparent

407%
2022 Bermuda RBC Ratio[2]

387%
2022 U.S. RBC Ratio[3]

Key Bermuda GAAP Filings Available Here

1. Sidecar and catastrophe bond capital raised to support insurance industry. Source: Bermuda Monetary Authority 2021 Annual Report. 2. The risk-based capital ratio of Athene's non-US reinsurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, excluding US subsidiaries and interests in other non-insurance subsidiary holding companies with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset's carrying value. 3. The CAL RBC ratio for Athene Annuity & Life Assurance Company, Athene's parent US insurance company.

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7

8 Athene Provides Reinsurance Clients Option to Face U.S. or Bermuda Note: A complete organizational structure is available in Schedule Y of Athene’s annual U.S. statutory filings, available from SNL Financial and the state insurance regulators. When reinsurance clients choose to face Athene’s U.S. entities or when those U.S. entities offer policies directly to U.S. consumers, Athene typically utilizes internal reinsurance to benefit from the substantial capital base and the structural advantage in its Bermuda subsidiaries which drives enhanced profitability Third-Party Unaffiliated Reinsurance Clients Reinsurance clients’ preferences to face U.S. or Bermuda driven by accounting, tax, and regulatory considerations Key Reinsurance Entity (“ALRe”) Athene Annuity and Life Company (“AAIA”) Iowa Athene Annuity & Life Assurance Company (“AADE”) Delaware Key Insurance Companies Be rm ud a U .S . OR • Athene was founded in 2009 as a Bermudian reinsurer, providing capital to support U.S. and European insurers • As client demands grew, Athene added U.S. capabilities to provide reinsurance clients the option to reinsure to Bermuda or U.S. • When Athene acquired Liberty Life in 2011, the company added capabilities to offer policies directly to U.S. consumers through its U.S. entities

Athene Utilizes Normal-Course Reinsurance Practices

- In modified ("ModCo") and funds-withheld ("FWH") coinsurance, asset and liability risks are transferred, **however the reinsurance client maintains legal possession of the assets** backing the liabilities
  - Retention of the assets provides additional protection against the credit risk of an investment-grade reinsurer
- Risk that assets may be insufficient to fund liabilities is transferred to the reinsurer, **which holds capital against that risk**
  - Regulatory and rating agency capital ratios reflect capital requirements for the asset and liability risks borne under the reinsurance treaty

Reinsurance Client → **Risks transferred via Modified or FWH Coinsurance** → **Reinsurer**

Reinsurer → **Ceding commission[1]** → **Reinsurance Client**

ModCo / FWH Account

- Assets are held in a segregated account at the reinsurance client
- Reinsurer assumes the economic exposure to the assets and maintains investment control, subject to agreed upon investment guidelines

Prior to Reinsurance

Reinsurance Client Balance Sheet	
General Account Assets	~$10bn
Assets in ModCo / FWH	NA
Stat Capital & Surplus	**~$1bn**

Pro Forma for Reinsurance

Reinsurance Client Balance Sheet	
General Account Assets	-
Assets in ModCo / FWH	~$10bn
Stat Capital & Surplus	-

Risk transferred to reinsurer, which holds capital against risk

Bermuda Reinsurer Balance Sheet	
General Account Assets	NA
Funds Held at Ceding Companies	~$10bn
Stat Capital & Surplus[2]	**~$1bn**

1. In some cases, the ceding commission can be "negative" such that the reinsurance client pays the reinsurer. 2. The reinsurer may post dedicated assets to a collateral account for the benefit of the reinsurance client to help further mitigate credit risk.

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9

10 Policyholders Benefit from Combined Strength of All Entities Note: All metrics as of December 31, 2022 as reported to respective regulatory constituencies. A complete organizational structure is available in Schedule Y of Athene’s annual U.S. insurance statutory filings, available from SNL Financial and state regulators. 1. Gross regulatory capital includes noncontrolling interest in Athene Co-Invest Reinsurance Affiliate (“ACRA”). 2. Adjustments include $1.4bn of assets in entities other than AADE and AAIA and negative $0.3bn for ModCo / FWH assets ceded to non-affiliates. 3. Reported Bermuda Regulatory Assets excluding Funds Held at Ceding Companies, which were $114.9bn and $65.7bn at AARe and ACRA, respectively. 4. Includes prescribed accounting bases adjustment from U.S. Stat to Bermuda Stat. 5. Excludes Bermuda entities’ investment in U.S. insurance subsidiaries. Includes $5.5bn of capital and surplus at Athene Co-Invest Reinsurance Affiliate (“ACRA”). 6. Bermuda RBC ratio calculated by applying NAIC RBC factors to the Statutory Financial Statements of AHL's non-U.S. reinsurance subsidiaries, on an aggregate basis with adjustments as described in Athene’s Form 10-K for the year ended December 31, 2022. Reported Delaware Assets $38.4bn Reported Iowa Assets $145.6bn Intercompany Reinsurance $(141.6)bn Adjustments2 $1.1bn Pro Forma Regulatory Assets $43.5bn U.S. Total Adjusted Capital $4.1bn RBC Ratio 387% Ratings (Moody’s / Fitch / S&P / AM Best) A1/A+/A+/A Link: 4Q 2022 U.S. Regulatory Filings ModCo Reinsurance Reinsurance Directly to Bermuda Assets (ex. Funds Held at Ceding Companies)3 $17.6bn Reinsurance with Non-Affiliates $48.0bn Intercompany Reinsurance $141.6bn Adjustments4 $(9.0)bn Pro Forma Regulatory Assets $198.2bn Capital & Surplus5 $18.4bn Bermuda BSCR 278% Bermuda RBC Ratio6 407% Ratings (Moody’s / Fitch / S&P / AM Best) A1/A+/A+/A Link: Athene Life Re 4Q 2022 Bermuda Regulatory Filings Link: Athene Life Re 2021 Audited GAAP Financials Link: Athene Bermuda Annual Financial Condition Report Link: ATH 2022 10K with Bermuda RBC and BSCR 3rd Party Unaffiliated Reinsurance Clients (U.S. & U.K) ModCo/ FWH Accounts ~$48.0bn US. Entities Bermuda Entities (including 100% of ACRA) • Through reinsurance, clients benefit from Athene’s aggregate capitalization, including $18.4 billion1 of gross regulatory capital in Bermuda • Athene manages capital in line with its view of the economic risk in each entity (capital held by the entity bearing the risk) • Athene’s reserving standards in Bermuda are substantially similar to the U.S. • All internal reinsurance treaties are approved by relevant regulators

Putting it All Together: Athene is Very Well Capitalized

Summary of Total Capitalization (Q4 2022)

U.S. Entities Total Adjusted Capital	$4.1bn
Bermuda Entities Capital & Surplus	$18.4bn
Athene Holding Limited & Other[1]	$1.2bn
Gross Regulatory Capital[2]	**$23.7bn**
Less: ACRA Noncontrolling Interest	($3.6bn)
Regulatory Capital (excl. ACRA Noncontrolling Interest)	**$20.1bn**

416% 2022 Consolidated RBC Ratio[3]

387% 2022 U.S. RBC Ratio[4]

407% 2022 Bermuda RBC Ratio[5]

Statutory Capital to Reserves (Q4 2022)


9.0%
11.9%
AA-/A+ Rated Company[6] Average
Athene[6]

Athene's strong aggregate capitalization **benefits all stakeholders**

1. Adjustment for capital outside of US insurance companies and Bermuda entities, including Athene's $1.0 billion investment in Athora, which is assumed to also be subject to U.S. capital charges. 2. Gross regulatory capital includes noncontrolling interest in Athene Co-Invest Reinsurance Affiliate ("ACRA"). Excluding ACRA noncontrolling interest, statutory capital was $20.1bn as of December 31, 2022. 3. The consolidated risk-based capital ratio of Athene's non-US reinsurance and US insurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, including interests in other non-insurance subsidiary holding companies; with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset's carrying value. 4. The CAL RBC ratio for Athene Annuity & Life Assurance Company, Athene's parent US insurance company. 5. The risk-based capital ratio of Athene's non-US reinsurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, excluding US subsidiaries and interests in other non-insurance subsidiary holding companies with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset's carrying value. 6. Athene metric, calculated as statutory capital excluding ACRA noncontrolling interest divided by statutory reserves excluding ACRA noncontrolling interest, as of December 31, 2022 and peer metrics as of December 31, 2022. AA-/A+ S&P Rated Peers include: PFG (A+), PRU (AA-), MET (AA-) and GL (AA-). Peer data per SNL Financial.

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11

12 Athene’s Corporate Structure – Frequently Asked Questions Question Commentary Why does Athene have reinsurance operations in Bermuda? • Bermuda provides Athene an efficient means to raise third-party capital to support new and existing policyholders. Non-U.S. investors are more likely to invest capital in a Bermuda reinsurer than in a similarly situated U.S. entity. Bermuda itself does not have corporate income tax and the U.S. tax code does not impose corporate income tax if the foreign company is not engaged in a trade or business in the U.S. Hence, investing in a Bermuda reinsurance entity provides non-U.S. investors a tax efficient means to invest capital that supports Athene’s policyholders. While the U.S. insurance industry has struggled to raise primary equity capital, Athene has raised substantial third-party equity capital through its Bermuda entities. • Non-U.S. investors are subject to the tax regimes in their jurisdiction of residence. When evaluating investment opportunities, these investors look for investments that do not add a second layer of tax. Investing in a Bermuda reinsurer rather than a U.S. entity ensures their economic return is not subject to a second layer of tax, allowing them a higher return. In other parts of the economy, the U.S. tax code provides specific exemptions to encourage non-U.S. investments. For example, the U.S. tax code encourages non-U.S. investors to lend to U.S. corporations by giving those investors an exemption from withholding tax on the interest earned. • Following its merger with Apollo, Athene itself is a full U.S. taxpayer. Only the third-party investors in ACRA receive a tax benefit from investing in a Bermuda rather than a U.S. company. • Not all ‘offshore’ insurance jurisdictions are equal, and Bermuda is a premier international reinsurance jurisdiction. Athene was founded as a reinsurer and chose to establish itself in Bermuda because of the leading infrastructure, regulatory expertise, and staff talent. The United States National Association of Insurance Commissioners ("NAIC") has approved Bermuda as a Qualified Jurisdiction and most recently a Reciprocal Jurisdiction for reinsurance purposes. European regulators have also approved Bermuda for Solvency II equivalency. Athene maintains substantial presence in Bermuda, with more staff expertise in Bermuda than any other Bermuda based life insurance entity. Many other large reinsurers, such as AIG, AXA XL, Chubb, MassMutual, MetLife, Munich Re, Pacific Life, and RGA (to name a few) have substantial operations in Bermuda. • Athene runs its Bermuda entities to substantially similar reserving standards as Athene’s U.S. entities. At any given time, Athene manages Bermuda balance sheets to the most binding capital regimes implied by each of Bermuda regulators, U.S. regulators, and Athene’s four rating agencies. Currently, the most binding is Athene’s target of S&P ‘AA’ capitalization. Athene does not select the domicile in which to hold a particular type of business or asset based on the capital or reserving standards of that jurisdiction.

13 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. Gross regulatory capital includes noncontrolling interest in Athene Co-Invest Reinsurance Affiliate (“ACRA”). Question Commentary Why does Athene use intercompany reinsurance? • Intercompany reinsurance is a common practice in the insurance industry. Intercompany reinsurance allows insurance companies to pool risk into and diversify risks within particular entities. It strengthens the creditworthiness of the entire group by making the capital in all entities available to support risks assumed by any one particular entity. It is on this consolidated basis that rating agencies, clients, and shareholders look at Athene’s capital levels. • When reinsurance clients choose to face Athene’s U.S. entities for their reinsurance needs or when those U.S. entities offer policies directly to U.S. consumers, Athene typically utilizes internal reinsurance to transfer the majority of the risk to its Bermuda subsidiaries. This allows all policyholders to benefit from Athene’s aggregate capitalization, including $18.4 billion1 of gross regulatory capital in its Bermuda subsidiaries, and access to third-party capital raised to support the insurance industry. • Like Athene’s reinsurance transactions with third parties, all of Athene’s intercompany reinsurance transactions are executed in accordance with appropriate insurance regulation. How do Athene’s reinsurance agreements impact the statutory financials of Athene’s respective entities? • Under modified and funds-withheld coinsurance agreements, the ceding insurer maintains possession of the assets in a dedicated account in order to provide further protection against the credit risk of an investment grade reinsurer. Accordingly, the assets backing the liabilities reinsured to Athene’s Bermudian reinsurers remain on the balance sheets of the U.S reinsurance clients. The risk, and the capital backing that risk, sits with Bermudian reinsurers as documented in the reinsurance treaties. • All the intercompany liabilities reinsured to Athene’s Bermuda subsidiaries under Athene’s structure, like those of its third-party clients, benefit from the substantial $18.4 billion1 gross regulatory capital base in the Bermuda entities. • As a result, Athene’s U.S. statutory financials show ~75% of its assets, but less than 20% of its capital.

14 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. Represents ratings for primary insurance subsidiaries. 2. See slide 11 for the definitions of Bermuda RBC and Consolidated RBC. 3. Statutory capital is also referred to as ‘regulatory capital’ in this presentation and is presented here as of December 31, 2022. Statutory capital excludes noncontrolling interest in Athene Co-Invest Reinsurance Affiliate (“ACRA”). 4. Excess capital is capital in excess of the amount required to support Athene’s core operating strategies. 5. Untapped debt capacity assumes capacity of 25% adjusted debt to capitalization and is subject to general availability and market conditions. Question Commentary How does Athene capitalize its insurance entities? • Athene is well-capitalized. Athene is rated A1 by Moody’s, A+ by S&P, A+ by Fitch, and A by AM Best1. Athene’s intention is to achieve additional ratings upgrades from each of these agencies and the company currently holds capital in excess of ‘AA’ levels under the S&P capital model. • Athene’s Bermuda entities are managed to substantially similar reserving standards as Athene’s U.S. entities. Athene’s Bermuda balance sheets are managed under the reserving and capital standards implied by each of Bermuda regulators, U.S. regulators, and its four ratings agencies, and Athene is managed to the most binding of those capital regimes at any given time. Currently, the most binding is the target of S&P ‘AA’ capitalization. Athene does not select the domicile in which to hold a particular type of business or business written in a particular market environment based on the capital or reserving standards of that jurisdiction. Athene does not ‘shop’ between jurisdictions. • Athene manages capital in line with its view of the economic risk in each entity (capital is held by the entity bearing the risk). Athene’s Bermuda subsidiaries are managed to substantially similar reserving and capital levels as the U.S. insurance entities that report on a U.S. Risk Based Capital (“RBC”) metric. As of December 31, 2022, Athene’s Bermudian reinsurance subsidiaries had a combined RBC of 407%, Athene’s U.S. subsidiaries had a combined RBC of 387% and Athene consolidated had an RBC of 416%2. • As of December 31, 2022, Athene had $20 billion3 of regulatory capital excluding ACRA noncontrolling interest. • As of December 31, 2022, Athene had access to ~$5.2 billion of deployable capital, including: i) $2.3 billion4 of regulatory capital viewed as excess equity capital, ii) $2.7 billion of untapped debt capacity5, and iii) access to $0.2 billion of undrawn capital at ACRA, Athene’s strategic sidecar structure.

15 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. The Bermuda RBC ratio is calculated by applying the NAIC RBC factors to the statutory financial statements of Athene’s non-US reinsurance subsidiaries on an aggregate basis with certain adjustments made by management. Question Commentary How do regulators consider risk and capital in an insurance entity’s subsidiaries? • Athene has a simple corporate structure. Athene Annuity Re (“AARe”), a Bermuda entity, owns both Athene Life Re (“ALRe”) and Athene’s Delaware-domiciled insurance entity (“AADE”). In turn, AADE owns Athene’s Iowa-domiciled insurance entity (“AAIA”). • Insurance regulators require visibility into the assets and liabilities of each insurance entity on a standalone basis. It is for this reason that regulatory financials follow a non-consolidating framework meaning that the assets of an insurance subsidiary are not included in the regulatory financial statements of its parent insurance company. For example, AADE’s regulatory financial statements do not include the $145.6bn of reported regulatory assets of its Iowa-domiciled insurance subsidiary. Instead, U.S. insurance regulators ask that insurance entities recognize their ownership of any subsidiary as an investment in a standalone business. If the subsidiary is another U.S. insurance entity, regulators require that the parent value its investment at that subsidiary’s capital and surplus. Each investment in a subsidiary is disclosed in Schedule D of the parent’s insurance regulatory filings. As an example, AADE’s filings show a $1.8bn investment in AAIA. As with any typical corporate structure, the parent could always monetize its investment through dividends or through a sale of all or part of its subsidiary, subject to regulatory restrictions. • Regulators also recognize that a parent may feel obliged to contribute additional capital to support its subsidiaries. So, they ask each U.S. insurance company to report its Risk-Based Capital (“RBC”) ratio on a ‘look through’ basis that captures all the risk charges for the underlying assets and liabilities in each of its U.S. insurance subsidiaries. For example, the 387% U.S. RBC ratio disclosed by Athene as of December 31, 2022, is the RBC ratio for its Delaware entity, which includes the risk in all of Athene’s U.S. insurance subsidiaries. • In addition to disclosing Bermuda Capital Solvency Ratios under Bermuda regulation, Athene also voluntarily discloses the capitalization of Athene’s Bermuda subsidiaries under the alternative U.S. Risk Based Capital framework. As of December 31, 2022, Bermuda entities had an RBC ratio of 407%1.

16 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. Absent failure to pay by the U.S. reinsurance client. 2. Once a judgement against an Athene Bermuda reinsurer is obtained in a U.S. court, an Athene U.S. insurer would enforce the judgment in Bermuda. Question Commentary How would Athene’s U.S. entities legally ensure support from their Bermuda affiliates? • The reinsurance treaties between Athene’s U.S. insurance entities and their affiliated Bermuda reinsurers are generally similar to other modified and funds withheld coinsurance reinsurance treaties used between third-parties in the industry. Such reinsurance requires that collateral is fully funded, as tested quarterly. In the event the collateral is in deficit, the reinsurer is required to contribute to fully fund the collateral requirement. • Athene’s Bermuda entities have no legal right to terminate their obligations under the reinsurance treaties without the consent of their affiliated U.S. reinsurance clients. 1 Performance by Athene’s Bermuda reinsurers is further assured as a result of those entities being under common control with the U.S. entities and the fact that it is on the consolidated basis that rating agencies, clients, and shareholders look at Athene. • In the unlikely event that Athene’s Bermuda entities do materially breach a reinsurance contract or fail to pay, the Athene U.S. entity may terminate that reinsurance treaty following a cure period. Such termination would result in a recapture of the insurance policies and a release of the insurance reserve assets held at the Athene U.S. insurer with respect to the policies. Upon termination, the Athene Bermuda reinsurer would also be required to pay any final settlement of claims under the reinsurance treaty. As is also common under reinsurance treaties of this type, it is worth noting the reinsurance contracts generally do not require further recapture or termination payments from the reinsurer whether related to the capital required in support of the policies ceded under the agreement or otherwise. In addition, it is helpful that the underlying assets have remained on the U.S. entity’s balance sheet, so there would be no need to ‘claw’ them back. • Any breach of contract due to failure to pay amounts under the treaty, including a termination payment (if any), would be subject to U.S. law (generally the state of the relevant Athene insurer) and any disputes as to payments would be subject to arbitration in the U.S.2

17 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. Bermuda RBC ratio calculated by applying NAIC RBC factors to the Statutory Financial Statements of AHL's non-U.S. reinsurance subsidiaries, on an aggregate basis, with adjustments as described in Athene’s Form 10-K for the year ended December 31, 2022 Question Commentary Where can I find additional disclosure on Athene’s Bermuda entities? • Athene makes financial statements of several of its insurance operating subsidiaries, including its main Bermudian reinsurance entity Athene Life Re, available on its website: https://ir.athene.com/FinancialDocs. Specifically, the latest key financial disclosures provided to the Bermuda Monetary Authority, which regulates Athene Annuity Re and Athene Life Re, are available at the following link. • Athene Life Re also has a dedicated website on which it publishes Athene Life Re’s annual audited GAAP financials and its Financial Condition Report, a report on the business operations of a Bermuda-based insurance company including its risk management, governance and capital position. A link to Athene Life Re’s website is here: https://www.athenelifere.bm/about/financials/. • In addition to disclosure under Bermuda regulation, Athene voluntarily discloses the capitalization of its Bermuda entities under the alternative U.S. Risk Based Capital framework1. On an annual basis, Athene discloses the RBC of both Bermudian and U.S. reinsurance subsidiaries in its Form 10-K . See a link to the latest Form 10-K at https://ir.athene.com/Docs. • Athene Life Re is rated A1 by Moody’s, A+ by S&P, A+ by Fitch, and A by AM Best. The relevant ratings reports are available from the websites of those respective rating agencies. • While Athene makes all this disclosure available on an entity level, the company’s structure means that stakeholders are supported by the aggregate capital across each of Athene’s entities. Athene’s consolidated financials provide a combined view across all its entities, and it is on this basis that rating agencies, clients, and shareholders look at Athene’s capital levels. Athene’s consolidated financials are available here: https://ir.athene.com/QuarterlyResults and https://ir.athene.com/Docs.

18 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. Question Commentary Athene pays a dividend to Apollo, can the dividend be adjusted? • Athene intends to pay regular common share dividends to its parent company of $750 million per year, consistent with its business plan. • Management, together with Apollo, periodically evaluates Athene’s business plan to ensure the amount of the common share dividend is appropriate given the competing uses for its capital and may adjust this amount depending on the need to fund these competing uses from time to time. Are there cross- guarantees between the Apollo and Athene debt and preferred stock issuances? • No, there are no such cross-guarantees between the Apollo credit group, comprised of Apollo Global Management (Holding Company) and Apollo Asset Management, and Athene Holding Ltd. Will Apollo support Athene with capital if it is needed to support policyholders? • Athene Holding Ltd. and Apollo Asset Management maintain separate and distinct credit profiles and capital structures. • While there are no such guarantees of support, Athene is a subsidiary of, and consolidated within, Apollo Global Management. Both entities, including Athene’s policyholders, collectively benefit from the strength of the fully consolidated business.

19 Athene’s Corporate Structure – Frequently Asked Questions (cont.) Note: All metrics as of December 31, 2022 unless otherwise disclosed. 1. Represents ratings for primary insurance subsidiaries. Question Commentary Who is Athene’s regulator? • The Iowa Insurance Division (IID) is Athene’s group supervisor. Each insurance entity also has a local regulator. Athene’s insurance regulators include Iowa, Bermuda, Delaware, and New York. • Apollo and its affiliates (except as otherwise excluded with regulatory approval), including its insurance interests, are included within the holding company system for purposes of certain supervision requirements, even though many of such entities have no material relationship to Athene. What is an IAIG, and what does this designation potentially mean for Athene? • An Internationally Active Insurance Group (IAIG) is an insurance group which, based on the group’s size and amount or degree of international activity, has been deemed by the group’s group wide supervisor in its discretion to be an “internationally active insurance group.” The definition of an IAIG and what that designation means for a group is based on the International Association of Insurance Supervisors’ (IAIS) Common Framework for Supervision of Internationally Active Insurance Groups, as implemented in a particular jurisdiction. • Approximately 50 IAIGs from over 15 countries have been named to date. It’s possible that Apollo or Athene will be named an IAIG in the future, and if so, Athene would value the opportunity to work with regulators to develop and implement an applicable supervision framework. • Becoming an IAIG will give Athene the opportunity to participate in shaping the regulatory future of the industry, alongside many large and well- known insurance businesses such as Allianz, Berkshire Hathaway, Chubb, MetLife, and Prudential. • If Athene or Apollo is named an IAIG, there is no direct immediate financial impact. The IAIS is developing, but has not yet finalized and adopted, an international Insurance Capital Standard (ICS) for IAIGs. The U.S. is developing an alternative to the Solvency II based ICS for U.S. IAIGs, referred to as the Aggregation Method, which is based in U.S. group capital principles.

20 Athene’s Corporate Structure – Frequently Asked Questions (cont.) 1. GAAP vs. Regulatory accounting differences driven by GAAP vs. STAT Reserves, GAAP vs STAT Investments, DAC/VOBA, Taxes and other accounting methodology differences. Question Commentary What are the major differences between Regulatory Capital (STAT) and GAAP Adjusted AHL Common Shareholder’s Equity? • There are three major factors that drive the difference between Regulatory Capital and GAAP Adjusted AHL Common Shareholder’s Equity, at year-end 2022: • Unlike GAAP, statutory accounting does not allow companies to defer acquisition costs or create intangible goodwill from acquisitions. For some insurance companies these intangible GAAP assets can be sizeable, inflating GAAP shareholders equity relative to ‘hard’ regulatory capital. ($ in billions) 2022 Adjusted AHL Common Shareholder's Equity $15.2 Add: Senior Debt Proceeds 3.3 Add: Preferred Equity Proceeds 2.8 Cumulative Accounting Differences1 (1.2) Total Regulatory Capital (excl. ACRA Noncontrolling Interest) $20.1

Appendix

Regulatory Financials of Key Entities

Pro forma for risk transferred by intercompany reinsurance

- On the following pages, screenshots are provided of the location of several key inputs (items 1 thru 4) within public filings:

As of December 31, 2022 *($ in billions)*	**Select U.S. Insurance Entities**				**Select Bermuda Insurance Entities**							
	AADE (Delaware)	**AAIA** (Iowa)	**Adj.**[1]	**Total U.S.**	**AARe & Subsidiaries**[2]	**ACRA**	**Adj.**[1]	**Total Bermuda**	**AHL & Other**[3]	**Total**	**Adj. ACRA Minority**	**Total, Net of ACRA Minority**
1 Regulatory Assets (as Reported, ex. Funds Held at Ceding Companies)[4]	$38.4	$145.6	$1.4	$185.4	$11.4	$6.2	-	$17.6	$1.2	$204.2	($4.0)	$200.2
Intercompany Reinsurance[4]	(26.7)	(113.9)	(1.0)	(141.6)	93.9	38.7	-	132.6	-	(9.0)	(24.6)	(33.6)
Reinsurance with Non-Affiliates	-	-	(0.3)	(0.3)	21.0	27.0	-	48.0	-	47.7	(17.1)	30.6
Pro Forma Regulatory Assets	**$11.7**	**$31.7**	**$0.1**	**$43.5**	**$126.2**	**$72.0**	**$0.0**	**$198.2**	**$1.2**	**$242.9**	**($45.7)**	**$197.2**
Memo: % of Total				*18%*				*82%*	*0%*	*100%*		
2 Regulatory Reserves (as Reported, ex. Funds Held Under Reinsurance Contracts)[4]	$26.5	$81.8	$3.2	$111.6	-	-	-	-	-	$111.6	-	$111.6
Intercompany Reinsurance (as reported)[5]	(19.2)	(103.8)	(0.9)	(123.9)	92.9	26.3	0.2	119.3	-	(4.6)	(16.7)	(21.3)
Reinsurance with Non-Affiliates (as reported)	0.1	41.9	1.3	43.3	23.9	32.6	-	56.5	-	99.8	(20.7)	79.1
Pro Forma Regulatory Reserves	**$7.4**	**$19.9**	**$3.6**	**$31.0**	**$116.7**	**$58.9**	**$0.2**	**$175.8**	**$0.0**	**$206.8**	**($37.4)**	**$169.3**
Pro Forma Other Liabilities	2.0	9.7	(1.5)	10.2	(3.4)	7.4	0.1	4.1	-	14.3	(4.7)	9.6
Pro Forma Regulatory Liabilities	**$9.4**	**$29.7**	**$2.1**	**$41.2**	**$113.4**	**$66.4**	**$0.3**	**$179.9**	**$0.0**	**$221.1**	**($42.1)**	**$178.9**
Memo: % of Total	*4%*	*13%*	*1%*	*19%*	*51%*	*30%*		*81%*		*100%*		
3 Capital & Surplus (as reported)	$2.3	$2.1	($2.1)	$2.3	$12.8	$5.5	$0.1	$18.4	$1.2	$21.9	($3.6)	$18.3
Adjustments to get to Total Adjusted Capital[6]	1.7	1.8	(1.8)	1.7	-	-	-	-	-	1.7	-	1.7
Regulatory Capital	**$4.1**	**$3.8**	**($3.8)**	**$4.1**	**$12.8**	**$5.5**	**$0.1**	**$18.4**	**$1.2**	**$23.7**	**($3.6)**	**$20.1**
Memo: % of Total				*17%*				*78%*	*5%*	*100%*		
Memo: Pro Forma Regulatory Capital / Reserves (%)	*55.4%*	*19.1%*		*13.2%*	*11.0%*	*9.3%*		*10.5%*		*11.4%*		*11.9%*
4 *Memo: U.S. Risk Based Capital (as reported)*	*387%*	*388%*		*387%*	*407%*	*416%*						
Memo: Bermuda Capital Solvency Requirement (as reported)					*278%*	*262%*						

Note: Variances will arise from prescribed accounting basis treating between U.S. and Bermuda. 1. Adjustment for other insurance entities and intercompany reporting. 2. "AHL Bermuda and Subsidiaries" includes Athene Life Re, Athene Annuity Re, and Athene Life Re International. 3. "AHL & Other" includes capital in Athene Holdings Limited and other capital outside of insurance entities. 4. To avoid double counting of assets and liabilities assumed via reinsurance, reported assets excludes Funds Held at Ceding Companies, including $21.0bn at ALRe and $65.7bn at ACRA, respectively. 5. includes non-reinsurance business like Pension Risk Transfer. 6. Includes Asset Valuation Reserve and Dividends Apportioned.

ATHENE

22

• Standalone U.S. Entity Assets (4Q 2022)  Total regulatory assets are reported on the key statutory financial pages 23 U.S. Statutory Filings – Where to Find Total Assets AAIA Q4 2022 Insurance Statutory Filings AADE Q4 2022 Insurance Statutory Filings Link: 4Q 2022 U.S. Regulatory Filings Link: 4Q 2022 U.S. Regulatory Filings $145.6 billion of stat assets at Athene Annuity and Life Company (“AAIA”) as of 12/31/2022 $38.4 billion of stat assets at Athene Annuity & Life Assurance Company (“AADE”) as of 12/31/2022 1

AADE 2022 YE Insurance Statutory Filings 24 U.S. Statutory Filings – Where to Find ModCo Reserves Note: U.S. insurance statutory filings, available from SNL Financial and the state insurance regulators. $19.2 billion ModCo general account reserves ceded to Bermuda affiliates at 12/31/2022 • AADE Modified Coinsurance Reserves (4Q 2022)  Reserves ceded to affiliates are disclosed annually in Schedule S Part 3 2

25 U.S. Statutory Filings – Where to Find ModCo Reserves Note: U.S. insurance statutory filings, available from SNL Financial and the state insurance regulators. • AAIA Modified Coinsurance Reserves (4Q 2022)  Reserves ceded to affiliates are disclosed annually in Schedule S Part 3 2 $103.8 billion of reserves as of 12/31/2022 ceded to Bermuda affiliates • of which, $69.7 billion is general reserves • $34.1 billion is separate account reserves associated with Athene’s pension risk transfer business AAIA 2022 YE Insurance Statutory Filings

26 U.S. Statutory Filings – Where to Find Capital and Surplus Note: U.S. insurance statutory filings, available from SNL Financial and the state insurance regulators. AAIA 2022 Q4 Annual Insurance Statutory Filings AADE 2022 Q4 Annual Insurance Statutory Filings $2.3 billion of Capital and Surplus at Athene Annuity & Life Assurance Company (“AADE”) as of 12/31/2022 $2.1 billion of Capital and Surplus at Athene Annuity and Life Company (“AAIA”) as of 12/31/2022 . • Standalone U.S. Entity Disclosure (4Q 2022)  U.S. insurances companies disclose Capital and Surplus quarterly in statutory filings  Athene’s Delaware-domiciled insurance Company “AADE” includes all its U.S. insurance subsidiaries’ capital and surplus 3

27 Bermuda Statutory Filings – Capital & Surplus Link: 4Q 2022 Athene Life Re Bermuda Regulatory Filings. 1. Eliminations of subsidiaries including ALRe, ACRA and others. • Athene Life Re Capital & Surplus (4Q 2022)  Athene Life Re’s capital & surplus is reported to the Bermuda Monetary Authority, and posted on Athene’s website 3 Excerpt from Athene Life Re (“ALRe”) BMA Filing (4Q’22) Excerpt from Q4 2022 ALIRT Exhibit (4Q’22) Capital: AARe 17.1 ALRe 13.1 ACRA 5.6 Elimination of subsidiaries1 (18.9) Other Bermuda entities 1.4 Bermuda Capital & Surplus (as reported) 18.4

28 U.S. Statutory Filings – Where to Find Capital and Surplus • Standalone U.S. Entity Disclosure (4Q 2022)  U.S. insurances companies disclose Total Adjusted Capital (“TAC”) annually in statutory filings  Athene’s Delaware-domiciled insurance Company “AADE” includes all its U.S. insurance subsidiaries’ adjusted capital 3 AAIA 2022 YE Annual Insurance Statutory Filings AADE 2022 YE Annual Insurance Statutory Filings Risk Based Capital, as reported to regulators, is also available by dividing TAC by twice the Authorized control level risk-based capital (AAIA 4Q 2022 RBC of 388%) $4.1 billion of TAC at Athene Annuity & Life Assurance Company (“AADE”) as of 12/31/2022 $3.8 billion of TAC at Athene Annuity and Life Company (“AAIA”) as of 12/31/2022 Note: U.S. insurance statutory filings, available from SNL Financial and the state insurance regulators. Risk Based Capital, as reported to regulators, is also available by dividing TAC by twice the Authorized control level risk-based capital (AADE 4Q 2022 RBC of 387%)

29 Risk Based Capital (RBC) Disclosure in SEC Filings • Annual Disclosure of RBC Ratios (2022)  Athene discloses the Risk Based Capital (“RBC”) of both its U.S. and Bermuda entities annually in its 10-K1 4 Link: 2022 Athene 10-K. 1. Bermuda RBC ratio calculated by applying NAIC RBC factors to the Statutory Financial Statements of AHL's non-U.S. reinsurance subsidiaries, on an aggregate basis with adjustments as described in Athene’s Form 10-K for the year ended December 31, 2022 . Excerpt from ATH 2022 10-K

Non-GAAP Measures & Definitions 30 Assets Under Management “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM as a performance measurement of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.